UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2024, the Board of Directors of The GEO Group, Inc. (“GEO” or the “Company”) approved the appointment of Mark J. Suchinski as Senior Vice President and Chief Financial Officer, effective July 8, 2024.

Mr. Suchinski, 57, has served as Senior Vice President and Chief Financial Officer for Spirit AeroSystems since 2020. In this role, Mr. Suchinski has been responsible for the overall financial management of Spirit AeroSystems, its financial reporting and transparency, and multiple corporate functions including Treasury, Investor Relations, Strategy, and Mergers and Acquisitions. Mr. Suchinski joined Spirit AeroSystems in 2006 as the Controller for the Aerostructures Segment. He subsequently served in increasingly senior positions, including as Vice President of Financial Planning & Analysis and Corporate Contracts from 2010 to 2012, Vice President of Finance and Treasurer from 2012 to 2014, Vice President and Corporate Controller from 2014 to 2018, Vice President and General Manager of the 787 Program from 2018 to 2019, and Vice President of Quality from 2019 to 2020. Prior to joining Spirit AeroSystems, Mr. Suchinski held the position of Vice President and Chief Accounting Officer for Home Products International from 2004 to 2006 and Corporate Controller from 2000 to 2004. Mr. Suchinski attended DePaul University where he earned a Bachelor of Science degree in Accounting.

In connection with his appointment, Mr. Suchinski and the Company entered into an Executive Employment Agreement (the “Employment Agreement”) to provide that Mr. Suchinski will be employed by the Company for a two-year term beginning July 8, 2024 (the “Effective Date”). Unless the Employment Agreement is sooner terminated, or not renewed, it will automatically extend upon the end of its initial term for a rolling two-year term. Pursuant to the terms of the Employment Agreement, Mr. Suchinski will serve as Senior Vice President and Chief Financial Officer and report directly to the Chief Executive Officer. Either Mr. Suchinski or the Company may terminate Mr. Suchinski’s employment under the Employment Agreement for any reason upon not less than thirty (30) days written notice.

Under the terms of the Employment Agreement, Mr. Suchinski will be paid an annual base salary of $700,000, subject to the review and potential increase in the sole discretion of the Compensation Committee. Mr. Suchinski will also be entitled to receive a target annual performance award of 100% of Mr. Suchinski’s base salary in accordance with the terms of any plan governing the senior management performance awards then in effect. Mr. Suchinski will be entitled to receive an annual equity incentive award of restricted stock with a grant date fair value equal to at least 80% of his base salary that will vest upon the attainment of certain performance goals in accordance with the terms of the Company’s equity compensation plan. Mr. Suchinski will receive an initial grant of 50,000 shares of restricted stock that will vest upon the attainment of certain performance goals. In connection with the beginning of Mr. Suchinski’s employment, Mr. Suchinski shall be entitled to receive $150,000 to offset expenses in connection with his relocation, above and beyond the customary relocation benefits offered to employees, which shall be deducted from Mr. Suchinski’s annual performance award paid in 2025.

The Employment Agreement provides that upon the separation of employment by Mr. Suchinski for good reason, by the Company without cause or upon the death or disability of Mr. Suchinski, he will be entitled to receive a separation payment equal to two (2) times the sum of his annual base salary payable over a period of twenty-four (24) months. The Company will also continue to provide Mr. Suchinski and any covered dependents with the Executive Benefits as defined in the Employment Agreement for a period of eighteen (18) months after the date of separation. In the event of Mr. Suchinski’s death within such eighteen (18) month period, the Company will continue to provide the Executive Benefits to Mr. Suchinski’s covered dependents, and, if applicable to Mr. Suchinski’s estate. In addition, the Employment Agreement provides that upon such separation, GEO will transfer all of its interest in any automobile used by Mr. Suchinski pursuant to its Executive Automobile Policy (the “Executive Automobile Policy”) and pay the balance of any outstanding loans or leases on such automobile so that Mr. Suchinski owns the automobile outright. In the event such automobile is leased, GEO will pay the residual cost of the lease. Lastly, all of the outstanding and unvested stock options and restricted stock granted to Mr. Suchinski prior to separation will fully vest immediately upon separation; provided, however that any restricted stock that is subject to performance-based vesting shall only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met. Upon a separation of employment by GEO for cause or by Mr. Suchinski without good reason, Mr. Suchinski will be entitled to only the amount of compensation that is due through the effective date of the separation. If Mr. Suchinski’s separation of employment is due to his retirement in accordance with the Company’s then current Senior Officer retirement plan, all of the outstanding and unvested stock options and restricted stock granted to Mr. Suchinski prior to separation will fully vest immediately upon separation; provided, however that any restricted stock that is subject to performance-based vesting shall only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met, and provided further that Mr. Suchinski remains in full compliance with the restrictive covenants set forth in the Employment Agreement.

The Employment Agreement includes a non-competition covenant that runs through the three-year period following the separation of the executive’s employment, and confidentiality and work product provisions. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Mr. Suchinski has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

In connection with the appointment of Mr. Suchinski as the Company’s Senior Vice President and Chief Financial Officer, Shayn March will continue to serve as Acting Chief Financial Officer of the Company until the Effective Date. After the Effective Date, Mr. March will continue to serve as the Company’s Executive Vice President, Finance and Treasurer.

Section 7 Regulation FD

Item 7.01	Regulation FD Disclosure.

On June 5, 2024, the Company issued a press release announcing the appointment of Mr. Suchinski as Senior Vice President and Chief Financial Officer discussed in Item 5.02 above, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Section 9 Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, effective as of July 8, 2024, between The GEO Group, Inc. and Mark J. Suchinski.

99.1	Press Release, dated June 5, 2024, announcing appointment of Mark J. Suchinski as GEO’s Chief Financial Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

June 10, 2024	By:	/s/ Shayn P. March
Date		Shayn P. March
Acting Chief Financial Officer, Executive Vice President, Finance and Treasurer
(Principal Financial Officer)

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